Exhibit 31.1 — CEO 302 Certification
Web.com, Inc. Certification for Annual Report on Form 10-K
I, Jeffrey M. Stibel, certify that:
1.    I have reviewed this annual report on Form 10-K/A of Web.com, Inc.;
2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 27, 2007
/s/ Jeffrey M. Stibel

Jeffrey M. Stibel
President and Chief Executive Officer